As filed with the Securities and Exchange Commission on July 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BUILDERS FIRSTSOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2084569
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Donald F. McAleenan, Esq.

Senior Vice President and General Counsel

Builders FirstSource, Inc.

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(214) 880-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Kaufmann Belkhayat

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Telephone: (212) 735-2439

Facsimile: (917) 777-2439

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-203824)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common stock, par value $0.01 per share ………………………………………	$2,760,000	$320.712

(1)	This registration statement relates to the registration statement on Form S-3 (Registration No. 333-203824) of Builders FirstSource, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on May 1, 2015, as amended by Pre-Effective Amendments No. 1 and No. 2 thereto (such registration statement, as so amended, the “Prior Registration Statement”), pursuant to which the Company registered up to $115,000,000 of the Company’s common stock. This registration statement is being filed to register an additional amount of the Company’s common stock pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	As of the date of this registration statement, the maximum aggregate offering price of securities which remain to be offered pursuant to the Prior Registration Statement is $115,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $2,760,000, which represents approximately 2.4% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

This Registration Statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by the Company with respect to the registration of an additional amount of the Company’s common stock, par value $0.01 per share, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on July 24, 2015. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of common stock offered by the Company by $2,760,000. Pursuant to Rule 462(b), the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, the State of Texas, on July 28, 2015.

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Floyd F. Sherman
Name:	Floyd F. Sherman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Floyd F. Sherman	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2015

* M. Chad Crow	President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2015

* Paul S. Levy	Chairman and Director	July 28, 2015

* Daniel Agroskin	Director	July 28, 2015

* David A. Barr	Director	July 28, 2015

* Cleveland A. Christophe	Director	July 28, 2015

* Michael Graff	Director	July 28, 2015

* Robert C. Griffin	Director	July 28, 2015

* Kevin J. Kruse	Director	July 28, 2015

* Brett N. Milgrim	Director	July 28, 2015

* Craig A. Steinke	Director	July 28, 2015

*/s/ Donald F. McAleenan Donald F. McAleenan Attorney-in-Fact		July 28, 2015

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of PricewaterhouseCoopers.

23.2	Consent of PricewaterhouseCoopers.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1(1)	Powers of Attorney.

(1)	Previously filed.